                                                                    Exhibit 3.27

                          CERTIFICATE OF INCORPORATION

                                       OF

                               DEL HOLDINGS, INC.

      FIRST. The name of the Corporation is Del Holdings, Inc.

      SECOND. The location of its registered office in the State of Delaware is 103 Springer Blvd., 3411 Silverside Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Organization Services, Inc.

      THIRD. The nature of the business or purposes to be conducted or promoted is to engage in and to do any lawful act for which corporations may be incorporated under the General Corporation Law of Delaware.

      FOURTH. The Corporation is to have perpetual existence.

      FIFTH. The authorized capital stock of the Corporation shall be 1000 Common Shares without par value.

      SIXTH. The Corporation may issue shares, option rights, or securities having conversion or option rights, without first offering them to stockholders of any class or classes.

      SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation.

      EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors, subject to the provisions of law.

      NINTH. The Corporation shall indemnify and advance expenses to, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware ("GCL"), as amended from time to time, each person made or threatened to be made a party of an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the corporation, and the heirs, executors and administrators of each such person. Any expenses (including attorneys' fees) incurred by each such person, and the heirs, executors and administrators of such person, in connection with defending any such proceeding in advance of its final disposition shall be paid by the Corporation: provided, however, that if the
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GCL requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

      TENTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit.

      ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      TWELFTH. The name and mailing address of each incorporator is as follows:

                Name                      Mailing Address
                ----                      ---------------

            Barbara Palm            Obermayer Rebmann Maxwell &
                                      Hippel LLP
                                    1617 John F. Kennedy Blvd.
                                      19th Floor
                                    Philadelphia, PA 19103-1895

      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts stated herein are true and accordingly has hereunto set her hand this 29th day of May, 1997.



                                       /s/ Barbara Palm
                                       ---------------------------------
                                              Incorporator

                                             Barbara Palm
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                              CERTIFICATE OF MERGER
                              OF PTS HOLDINGS, INC.
                                  WITH AND INTO
                               DEL HOLDINGS, INC.

      DEL HOLDINGS, INC. hereby certifies as follows:

      FIRST: That the names and states of incorporation of each of the constituent corporations of the merge is as follows:

                 Name                   State of Incorporation
                 ----                   ----------------------

            Del Holdings, Inc.                Delaware
            PTS Holdings, Inc.                Delaware

      SECOND: That an Agreement and Plan of Merger between has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251(c) of the General Corporation Law of the State of Delaware.

      THIRD: the name of the surviving corporation of the merger is Del Holdings, Inc., a Delaware corporation.

      FOURTH: That the certificates of incorporation of Del Holdings, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

      FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810.
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      SIXTH: That a copy of the Agreement and Plan of Merger will be furnished on request and without any costs to any stockholder of either constituent corporation.


ATTEST:                                 DEL HOLDINGS, INC.



By: /s/ John C. Fleury                  By: /s/ Larry A. Colangelo
    -----------------------------           -----------------------------------
    John C. Fleury, Secretary               Larry A. Colangelo, President


Dated: July 24th, 1997
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               DEL HOLDINGS, INC.

            DEL HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

            DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

            "RESOLVED, that Article First of the Certificate of Incorporation be amended to read as follows:

                  'FIRST: The name of the Corporation is SPD Holdings, Inc.,'"

            SECOND: That, in lieu of a meeting and a vote of stockholders, the stockholders have given unanimous written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

            THIRD: That such amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, DEL HOLDINGS, INC. has caused this certificate to be signed by Larry A. Colangelo, its President, this 31 day of July, 1997.


                                       DEL HOLDINGS, INC.


                                       By: /s/ Larry A. Colangelo
                                           ---------------------------------
ATTEST:


/s/ John C. Fleury
-------------------------
Secretary